                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of El Paso Natural Gas Company on Form S-3 and the four registration statements of El Paso Natural Gas Company on Form S-8 (File No. 1-2700) of our report dated January 20, 1995, on our audits of the consolidated financial statements and financial statement schedules of El Paso Natural Gas Company as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

El Paso, Texas
January 23, 1995